LETTER OF INTENT

         September 14, 2011

Michael Kendrick, Director

Mineseeker Operations Overseas Ltd,

The Control Tower,

Wolverhampton Business Airport,

Bobbington,

South Staffordshire, DY7 5DY,

United Kingdom.

RE:

Statement of Terms of Binding Letter of Intent between Mineseeker Operations

  Overseas Ltd. and NHS Health Solutions, Inc.

Dear Mr. Kendrick,

This letter confirms our understanding of the mutual present intentions of Mineseeker Operations Overseas Ltd., a British Virgin Islands corporation (hereinafter, "Mineseeker") and NHS Health Solutions, Inc., a Nevada corporation (hereinafter, "NHS").  Individually, each may be referred to herein as a "Party" and collectively as the "Parties."

The terms of this Letter of Intent are not comprehensive and the Parties expect that additional terms, including reasonable warranties and representations, will be incorporated into a formal agreement (the “Formal Agreement”) to be negotiated. The basic terms are as follows:

1.

Structure: In order to facilitate this transaction, Mineseeker and NHS agree that each will use their best efforts to formulate a structure for the Formal Agreement which is acceptable to each of the parties and which is formulated to:

a.

comply with all necessary legal and regulatory requirements;

b.

minimize or eliminate any adverse tax consequences; and

c.

be as cost effective as possible; and

d.

facilitate a tax-free share exchange whereby Mineseeker becomes a wholly-owned subsidiary of NHS.

2.

Access to Information: Immediately upon execution of this Letter of Intent, Mineseeker and its advisors will have full access during normal business hours to NHS and NHS will deliver to Mineseeker copies of all documents (the “Mineseeker Materials”) pertaining to the operations and corporate governance of NHS; further NHS and its advisors will have full access during normal business hours to Mineseeker and Mineseeker will deliver to NHS copies of all documents (the "NHS Materials") pertaining to the operations and corporate governance of Mineseeker.

3.

Condition(s) Precedent: The obligation of the each Party to complete the Formal Agreement will be subject to satisfaction of the following condition(s) (the “Conditions Precedent”):

a.

review and approval of all materials in the possession and control of Mineseeker and NHS which are germane to the decision to finalize the Formal Agreement;

b.

both Parties and their legal counsel having had a reasonable opportunity to perform the searches and other due diligence reasonable or customary in a transaction of a similar nature to that contemplated herein and that both Parties are satisfied with the results of such due diligence;

c.

NHS having had a reasonable opportunity to review the financial statements of Mineseeker, prepared in accordance with generally accepted accounting principles and Mineseeker having had the opportunity to review the financial  statements of NHSH and that both the Parties are satisfied with the content of such financial statements;

d.

no material adverse change having occurred in connection with the business of either Party;

e.

all representations and warranties of Mineseeker and NHS being true and all covenants of the Parties been performed in all material respects as of the Closing;

f.

no legal proceedings pending or threatened to enjoin, restrict or prohibit the transactions contemplated in this Letter of Intent other than various threatened legal proceedings involving Quasar and/or Joe Canouse ;

g.

Agreement by Mineseeker to arrange for the completion of the Mineseeker's Audited Financial Statements through the second quarter of the  fiscal year end December 31, 2011 within 75 days of the completion date of the Formal Agreement. It would be the expectation of the Parties that many of the Conditions Precedent will be narrowed or eliminated altogether as Mineseeker and NHS complete their due diligence and the Formal Agreement and schedules thereto are finalized.

4.

Return of Materials: The Materials will be returned to the respective Party as applicable, or destroyed if the Formal Agreement is not executed within thirty (30) days after execution of this Letter of Intent, unless such deadline is mutually extended by the Parties. .

5.

Closing: The closing (the “Closing”) of the transactions contemplated by this Letter of Intent will occur not later than thirty (30) days following the satisfaction or mutual written waiver by both Parties of the Conditions Precedent. At the Closing, Mineseeker will transfer any and all Shares of Mineseeker (the "Mineseeker Shares") to NHS free from any outstanding liens, charges. claims or encumbrances and execute all such documents as the NHS’s attorneys may require in order to effect such transfer; likewise, NHS will transfer the specific number of Shares of NHS, as agreed upon in the Formal Agreement (the "NHS Shares"), to the Mineseeker shareholders free from any outstanding liens, charges, claims or encumbrances and execute all such documents as Mineseeker's attorneys may require in order to effect such transfer. The Closing may take place by exchange of the appropriate legal undertakings, which will involve each party’s legal counsel delivering to his or her counterpart all required documentation to be held in trust and not released until all such documentation has been executed and delivered to the respective Party.

6.

Mineseeker and NHS will each bear their own expenses in connection with this Letter of Intent and the transference of the NHS Shares and the Mineseeker Shares.

7.

Confidentiality: All negotiations regarding this Letter and the Formal Agreement will be confidential and will not be disclosed to anyone other than respective advisors and internal staff of the Parties and necessary third parties, such as lenders approached for financing. No press or other publicity release will be issued to the general public concerning the proposed transaction without mutual consent unless required by law, and then only upon prior written notice to the other party. The Parties contemplate that NHS will file a Form 8-K with the Securities and Exchange Commission regarding this Letter of Intent and the proposed transaction.

8.

Formal Agreement: Upon execution of this Letter of Intent, NHS will prepare a draft of the Formal Agreement for the review of Mineseeker.

9.

Good Faith Negotiations: Each Mineseeker and NHS will act honestly, diligently and in good faith in their respective endeavors to negotiate, settle and execute the Formal Agreement within thirty (30) days following the execution of this Letter of Intent.

10.

Exclusive Opportunity: Following the execution of this Letter of Intent, the Parties will use their best endevours to complete the Formal Agreement. However, notwithstanding the foregoing, Mineseeker agrees that NHS may offer certain of its shares of common stock in presently contemplated private placements for the purpose of raising operating capital provided that issuance of such shares of common stock does not result in a change of control of NHS.

11.

Standstill Agreement: Following the execution of this Letter of Intent and until the Closing, Mineseeker will not, directly or indirectly purchase or sell any securities of NHS.

12.

Binding Agreement: This Letter of Intent does serve as a binding contract subject to both Parties using their best endevours to complete the Formal Agreement which will supplement this Letter of Intent, and be duly executed and delivered by the aforementioned Parties. If having used their best endeavours the Parties are unable to agree to the terms of the Formal Agreement within a period of 30 days from the date hereof, then this Letter of Intent will lapse unless such 30 day period is otherwise extended by mutual agreement of the Parties.

13.

Applicable Law: This Letter of Intent will be governed by and construed in accordance with the laws of the State of Florida and the parties hereby agree to the jurisdiction of the courts of competent jurisdiction of the State of Florida.

14.

Counterparts and Electronic Means: This Letter of Intent may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument. Delivery to us of an executed copy of this Letter of Intent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery to us, of this Letter of Intent as of the date of successful transmission.

15.

Acceptance: If you are agreeable to the foregoing terms, please sign and return a duplicate copy of this Letter of Intent by no later than by 5:00 p.m. EST on September 15, 2011.

The above terms of this letter of intent are accepted by the parties this 14th day of September, 2011.

Very Truly Yours,

NHS Health Solutions, Inc.

/s/: Jeffrey DiGenova

Jeffrey DiGenova, CEO & Director

Accepted and Agreed:

Mineseeker Operations Overseas Ltd.

/s/: Michael Kendrick

Michael Kendrick, Director